UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 26, 2020

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 S. 4th Street
Neodesha, Kansas	66757
(Address of Principal Executive Offices)	(Zip Code)

(620) 325-6363
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed on the Current Report on Form 8-K filed by AgEagle Aerial Systems Inc.(the “Company”) on April 8, 2020, the Company entered into a Leak-Out Agreement (the “Leak Out Agreement”) with Mr. Bret Chilcott, who at such time was a director and the President of the Company, with respect to the shares he beneficially owns. The restrictions on the disposition of the shares under the Leak Out Agreement was for a period of seven months commencing on April 7, 2020 until November 7, 2020. Thereafter, for a period of an additional six months, Mr. Chilcott was permitted to sell no more than $25,000 per calendar month of shares of Common Stock.

On August 26, 2020, the Company, together with Mr, Chilcott and Alpha Captial Anstalt, who was a party to the Leak Out Agreement, agreed to amend the Leak Out Agreement to change the restrictions on the disposition of Mr. Chilcott’s shares that are subject to the Leak Out Agreement (the “Amended Leak Out Agreement”). The Amended Leak Out Agreement provides that Mr. Chilcott (together with his affiliates) may sell or otherwise dispose of his shares for a period of twelve (12) months commencing on September 7, 2020 (the “Restricted Period”) in an amount representing no more than 50,000 shares per calendar month during the Restricted Period. After the Restricted Period, the restrictions set forth in the Amended Leak Out Agreement cease.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Amended Leak Out Agreement, dated August 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2020	AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Nicole Fernandez-McGovern
	Name:	Nicole Fernandez-McGovern
	Title:	Chief Financial Officer

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